Exhibit 4.1
EIGHTH SUPPLEMENTAL INDENTURE
(Senior Notes due 2016)

THIS EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), is dated as of March 19, 2012, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the “Issuer”), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of December 30, 2005 (as amended and supplemented by the First Supplemental Indenture dated as of January 7, 2010, the Second Supplemental Indenture dated as of January 29, 2010, the Third Supplemental Indenture dated as of February 2, 1010, the Fourth Supplemental Indenture dated as of June 23, 2010, the Fifth Supplemental Indenture dated as of September 2, 2010, the Sixth Supplemental Indenture dated as of January 13, 2011, and the Seventh Supplemental Indenture, dated as of June 10, 2011, the “Indenture”), providing for the issuance of the Issuer’s 7% Senior Notes due 2016 (the “Notes”);

WHEREAS, $175,000,000 in aggregate principal amount of the Notes are currently outstanding;

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Issuer, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuer desires to enter into, and has requested the Trustee to join with it and the Subsidiary Guarantors in entering into, this Eighth Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 9.02 of the Indenture;

WHEREAS, the Issuer has been soliciting consents to this Eighth Supplemental Indenture upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement dated March 5, 2012 and the Consent and Letter of Transmittal (which together, including any amendments, modifications or supplements thereto, constitute the “Tender Offer”);

WHEREAS, (a) the Issuer has received the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Eighth Supplemental Indenture, (b) the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Eighth Supplemental Indenture an Officers’ Certificate and Opinion of Counsel relating to this Eighth Supplemental Indenture as contemplated by Section 9.06 of the Indenture and (c) the Issuer and the Subsidiary Guarantors have satisfied all other conditions required under Article Nine of the Indenture to enable the Issuer, the Subsidiary Guarantors and the Trustee to enter into this Eighth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1   AMENDMENTS TO ARTICLES THREE, FOUR, FIVE AND SIX OF INDENTURE.

(a)   The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.03 (Corporate Existence);
Section 4.04 (Payment of Taxes);
Section 4.05(b) (Compliance Certificate; Notice of Default);
Section 4.06 (Waiver of Stay, Extension or Usury Laws);
Section 4.07 (Change of Control);
Section 4.08 (Limitations on Additional Indebtedness);
Section 4.09 (Limitations on Restricted Payments);
Section 4.10 (Maintenance of Total Unencumbered Assets);
Section 4.11 (Limitations on Asset Sales);
Section 4.12 (Limitations on Transactions with Affiliates);
Section 4.13 (Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries); and
Section 4.14 (Limitation on Issuances of Guarantees by Restricted Subsidiaries).

All such deleted Sections are replaced with “[Intentionally Omitted].”

(b)           Clauses (2) and (3) of Section 5.01(a) and clause (2) of Section 5.01(b) (Consolidation, Merger and Sale of Assets), are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(c)           Clauses (5), (6), (7) and (8) of Section 6.01 (Events of Default), are hereby deleted in their entirety and replaced with “[Intentionally Omitted],” and all references in the Indenture to the clauses so eliminated are deleted in their entirety.

(d)           The first sentence of the first unnumbered paragraph of Section 3.03 (Notice of Redemption) is hereby deleted in its entirety and replaced with the following:

“At least 3 but not more than 25 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address (except that a notice issued in connection with a redemption referred to in Section 8.01 may be sent more than 25 days before such Redemption Date).”

(e)           Section 4.15 (Reports to Holders) of the Indenture is hereby amended by deleting Section 4.15 (Reports to Holders) in its entirety and replacing it with the following:

“Section 4.15.  Reports to Holders.

The Issuer shall comply with the provisions of TIA Section 314(a), as applicable.”

Section 1.2   AMENDMENTS TO NOTES.  The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Eighth Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1   CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.2   INDENTURE.  Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Eighth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Eighth Supplemental Indenture shall control.

Section 2.3   NEW YORK LAW TO GOVERN.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EIGHTH SUPPLEMENTAL INDENTURE.

Section 2.4   SUCCESSORS.  All agreements of the Issuer and the Subsidiary Guarantors in this Eighth Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Eighth Supplemental Indenture shall bind its successors.

Section 2.5   COUNTERPARTS.  The parties may sign any number of copies of this Eighth Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 2.6   SEVERABILITY.  In case any one or more of the provisions in this Eighth Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7   THE TRUSTEE.  The Trustee accepts the amendments of the Indenture effected by this Eighth Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Subsidiary Guarantors.

Section 2.8   EFFECTIVENESS.  The provisions of this Eighth Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this Eighth Supplemental Indenture shall become operative only upon the purchase by the Issuer, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Issuer or any of its Affiliates), with the result that the amendments to the Indenture effected by this Eighth Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Issuer shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Issuer shall determine that such purchase will not occur.

Section 2.9   ENDORSEMENT AND CHANGE OF FORM OF NOTES.  Any Notes authenticated and delivered after the close of business on the date that this Eighth Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Issuer, with a notation as follows:

“Effective as of March 19, 2012, certain restrictive covenants of the Issuer and certain Events of Default have been eliminated or limited, as provided in the Eighth Supplemental Indenture, dated as of March 19, 2012, by and among the Issuer, the Subsidiary Guarantors and the Trustee.  Reference is hereby made to such Eighth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.10   EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year written above.

OMEGA HEALTHCARE INVESTORS, INC.

By:	/s/ C. Taylor Pickett
Name: C. Taylor Pickett
Title: Chief Executive Officer and President

On behalf of each Subsidiary Guarantor named on the attached Schedule I, its sole member, general partner or trustee

By:	/s/ C. Taylor Pickett
Name: C. Taylor Pickett
Title: Chief Executive Officer and President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paul Henderson
Name: Paul Henderson
Title: Assistant Vice President

Schedule I

[Eighth Supplemental Indenture (Senior Notes due 2016)]

1.	Arizona Lessor - Infinia, Inc.
2.	Baldwin Health Center, Inc.
3.	Bayside Alabama Healthcare Second, Inc.
4.	Bayside Arizona Healthcare Associates, Inc.
5.	Bayside Arizona Healthcare Second, Inc.
6.	Bayside Colorado Healthcare Associates, Inc.
7.	Bayside Colorado Healthcare Second, Inc.
8.	Bayside Indiana Healthcare Associates, Inc.
9.	Bayside Street II, Inc.
10.	Bayside Street, Inc.
11.	Canton Health Care Land, Inc.
12.	Carnegie Gardens LLC
13.	Center Healthcare Associates, Inc.
14.	Cherry Street – Skilled Nursing, Inc.
15.	Colonial Gardens, LLC
16.	Colorado Lessor - Conifer, Inc.
17.	Copley Health Center, Inc.
18.	CSE Albany LLC
19.	CSE Amarillo LLC
20.	CSE Anchorage LLC
21.	CSE Arden L.P.
22.	CSE Augusta LLC
23.	CSE Bedford LLC
24.	CSE Blountville LLC
25.	CSE Bolivar LLC
26.	CSE Cambridge LLC
27.	CSE Cambridge Realty LLC
28.	CSE Camden LLC
29.	CSE Canton LLC
30.	CSE Casablanca Holdings II LLC
31.	CSE Casablanca Holdings LLC
32.	CSE Cedar Rapids LLC
33.	CSE Centennial Village
34.	CSE Chelmsford LLC
35.	CSE Chesterton LLC
36.	CSE Claremont LLC
37.	CSE Corpus North LLC
38.	CSE Crane LLC
39.	CSE Denver Iliff LLC
40.	CSE Denver LLC
41.	CSE Douglas LLC
42.	CSE Dumas LLC

43.	CSE Elkton LLC
44.	CSE Elkton Realty LLC
45.	CSE Fairhaven LLC
46.	CSE Fort Wayne LLC
47.	CSE Frankston LLC
48.	CSE Georgetown LLC
49.	CSE Green Bay LLC
50.	CSE Hilliard LLC
51.	CSE Huntingdon LLC
52.	CSE Huntsville LLC
53.	CSE Indianapolis-Continental LLC
54.	CSE Indianapolis-Greenbriar LLC
55.	CSE Jacinto City LLC
56.	CSE Jefferson City LLC
57.	CSE Jeffersonville-Hillcrest Center LLC
58.	CSE Jeffersonville-Jennings House LLC
59.	CSE Kerrville LLC
60.	CSE King L.P.
61.	CSE Kingsport LLC
62.	CSE Knightdale L.P.
63.	CSE Lake City LLC
64.	CSE Lake Worth LLC
65.	CSE Lakewood LLC
66.	CSE Las Vegas LLC
67.	CSE Lawrenceburg LLC
68.	CSE Lenoir L.P.
69.	CSE Lexington Park LLC
70.	CSE Lexington Park Realty LLC
71.	CSE Ligonier LLC
72.	CSE Live Oak LLC
73.	CSE Logansport LLC
74.	CSE Lowell LLC
75.	CSE Marianna Holdings LLC
76.	CSE Memphis LLC
77.	CSE Mobile LLC
78.	CSE Moore LLC
79.	CSE North Carolina Holdings I LLC
80.	CSE North Carolina Holdings II LLC
81.	CSE Omro LLC
82.	CSE Orange Park LLC
83.	CSE Orlando-Pinar Terrace Manor LLC
84.	CSE Orlando-Terra Vista Rehab LLC
85.	CSE Pennsylvania Holdings
86.	CSE Piggott LLC
87.	CSE Pilot Point LLC
88.	CSE Ponca City LLC

89.	CSE Port St. Lucie LLC
90.	CSE Richmond LLC
91.	CSE Ripley LLC
92.	CSE Ripon LLC
93.	CSE Safford LLC
94.	CSE Salina LLC
95.	CSE Seminole LLC
96.	CSE Shawnee LLC
97.	CSE Spring Branch LLC
98.	CSE Stillwater LLC
99.	CSE Taylorsville LLC
100.	CSE Texarkana LLC
101.	CSE Texas City LLC
102.	CSE The Village LLC
103.	CSE Upland LLC
104.	CSE Walnut Cove L.P.
105.	CSE West Point LLC
106.	CSE Whitehouse LLC
107.	CSE Williamsport LLC
108.	CSE Winter Haven LLC
109.	CSE Woodfin L.P.
110.	CSE Yorktown LLC
111.	Dallas – Skilled Nursing, Inc.
112.	Delta Investors I, LLC
113.	Delta Investors II, LLC
114.	Desert Lane LLC
115.	Dixon Health Care Center, Inc.
116.	Florida Lessor – Crystal Springs, Inc.
117.	Florida Lessor – Emerald, Inc.
118.	Florida Lessor – Lakeland, Inc.
119.	Florida Lessor – Meadowview, Inc.
120.	Florida Real Estate Company, LLC
121.	Georgia Lessor - Bonterra/Parkview, Inc.
122.	Greenbough, LLC
123.	Hanover House, Inc.
124.	Heritage Texarkana Healthcare Associates, Inc.
125.	House of Hanover, Ltd
126.	Hutton I Land, Inc.
127.	Hutton II Land, Inc.
128.	Hutton III Land, Inc.
129.	Indiana Lessor – Jeffersonville, Inc.
130.	Indiana Lessor – Wellington Manor, Inc.
131.	Jefferson Clark, Inc.
132.	LAD I Real Estate Company, LLC
133.	Lake Park – Skilled Nursing, Inc.
134.	Leatherman 90-1, Inc.

135.	Leatherman Partnership 89-1, Inc.
136.	Leatherman Partnership 89-2, Inc.
137.	Long Term Care – Michigan, Inc.
138.	Long Term Care – North Carolina, Inc.
139.	Long Term Care Associates – Illinois, Inc.
140.	Long Term Care Associates – Indiana, Inc.
141.	Long Term Care Associates – Texas, Inc.
142.	Meridian Arms Land, Inc.
143.	North Las Vegas LLC
144.	NRS Ventures, L.L.C.
145.	OHI (Connecticut), Inc.
146.	OHI (Florida), Inc.
147.	OHI (Illinois), Inc.
148.	OHI (Indiana), Inc.
149.	OHI (Iowa), Inc.
150.	OHI (Kansas), Inc.
151.	OHI Asset (CA), LLC
152.	OHI Asset (CO), LLC
153.	OHI Asset (CT) Lender, LLC
154.	OHI Asset (FL) Lender, LLC
155.	OHI Asset (FL), LLC
156.	OHI Asset (ID), LLC
157.	OHI Asset (IL), LLC
158.	OHI Asset (IN), LLC
159.	OHI Asset (LA), LLC
160.	OHI Asset (MD), LLC
161.	OHI Asset (MI), LLC
162.	OHI Asset (MI/NC), LLC
163.	OHI Asset (MO), LLC
164.	OHI Asset (OH) Lender, LLC
165.	OHI Asset (OH) New Philadelphia, LLC
166.	OHI Asset (OH), LLC
167.	OHI Asset (PA) Trust
168.	OHI Asset (PA), LLC
169.	OHI Asset (SMS) Lender, Inc.
170.	OHI Asset (TX), LLC
171.	OHI Asset CSB LLC
172.	OHI Asset CSE – E, LLC
173.	OHI Asset CSE – U, LLC
174.	OHI Asset Essex (OH), LLC
175.	OHI Asset HUD WO, LLC
176.	OHI Asset II (CA), LLC
177.	OHI Asset II (FL), LLC
178.	OHI Asset II (PA) Trust
179.	OHI Asset III (PA) Trust
180.	OHI Asset IV (PA) Silver Lake Trust

181.	OHI Asset, LLC
182.	OHI of Texas, Inc.
183.	OHI Sunshine, Inc.
184.	OHI Tennessee, Inc.
185.	OHIMA, Inc.
186.	Omega (Kansas), Inc.
187.	Omega TRS I, Inc.
188.	Orange Village Care Center, Inc.
189.	OS Leasing Company
190.	Panama City Nursing Center LLC
191.	Parkview – Skilled Nursing, Inc.
192.	Pavillion North Partners, Inc.
193.	Pavillion North, LLP
194.	Pavillion Nursing Center North, Inc.
195.	Pine Texarkana Healthcare Associates, Inc.
196.	Reunion Texarkana Healthcare Associates, Inc.
197.	San Augustine Healthcare Associates, Inc.
198.	Skilled Nursing – Gaston, Inc.
199.	Skilled Nursing – Herrin, Inc.
200.	Skilled Nursing – Hicksville, Inc.
201.	Skilled Nursing – Paris, Inc.
202.	Skyler Maitland LLC
203.	South Athens Healthcare Associates, Inc.
204.	St. Mary’s Properties, Inc.
205.	Sterling Acquisition Corp.
206.	Sterling Acquisition Corp. II
207.	Suwanee, LLC
208.	Texas Lessor – Stonegate GP, Inc.
209.	Texas Lessor – Stonegate, Limited, Inc.
210.	Texas Lessor – Stonegate, LP
211.	Texas Lessor – Treemont, Inc.
212.	The Suburban Pavilion, Inc.
213.	Washington Lessor – Silverdale, Inc.
214.	Waxahachie Healthcare Associates, Inc.
215.	West Athens Healthcare Associates, Inc.
216.	Wilcare, LLC